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                                                                EXHIBIT 23.3








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-58635 of Metal Management, Inc. on Form S-3 of our report on the Cozzi Iron & Metal, Inc. financial statements dated April 22, 1997, appearing in the Proxy Statement of Metal Management, Inc. dated November 20, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Chicago, Illinois
July 30, 1998